UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
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CONVERSION LABS, INC.

(Name of Registrant as Specified in Its Charter)

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CONVERSION LABS, INC.

800 Third Avenue, Suite 2800

New York, NY 10022

(866) 351-5907

December 6, 2019

Dear Conversion Labs, Inc. Stockholder:

Our Board of Directors (the “Board”) has called and invites you to attend a Special Meeting of Shareholders (the “Meeting”) of Conversion Labs, Inc. (together with all subsidiaries, the “Company”, “Conversion Labs”, “we”, “us” or “our”). The Meeting will be held on January 10, 2020 at 10:00 a.m. Eastern Time at 800 Third Avenue, Suite 2800, New York, NY 10022.

At the Meeting, you will be asked to authorize our Board of Directors to:

●	Grant discretionary authority to the Board, at any time or times for a period of up to twelve months from the date of the Meeting, to adopt an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split at a ratio of up to and including 1 for 5 (the “Reverse Stock Split”), in the Form of Certificate of Amendment to the Certificate of Incorporation of Conversion Labs, Inc. attached to this Proxy Statement as Annex A or conversely, to determine not to proceed with the reverse stock split; and

●	Approve an amendment to our Certificate of Incorporation to create blank check Preferred Stock, par value $0.0001 per share (the “Blank Check Preferred”), in one or more series as solely determined by our board of directors, and to have the voting powers, preferences and relative participation, optional and special rights and qualifications, limitations and restrictions thereof as solely determined by our board of directors as set forth in the Form of Certificate of Amendment to the Certificate of Incorporation of Conversion Labs, Inc. attached to this Proxy Statement as Annex B.

The Reverse Stock Split and the creation of the Blank Check Preferred (together the “Actions”) are more fully described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. The enclosed Notice of Special Meeting of Shareholders and Proxy Statement contain details about the business to be conducted at the meeting. To ensure that your shares are represented at the meeting, we urge you to mark your choice on the enclosed proxy card, sign and date the card and return it promptly in the envelope provided.

Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope. If you attend the meeting after having returned the enclosed proxy card, you may revoke your proxy, if you wish, and vote in person. If you would like to attend and your shares are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

Thank you for your support.

By Order of the Board of Directors

/s/ Justin Schreiber
Justin Schreiber
December 6, 2019	Chief Executive Officer and Director

CONVERSION LABS, INC.

800 THIRD AVENUE, SUITE 2800

NEW YORK, NY 10022

(866) 351-5907

NOTICE OF SPECIAL

MEETING OF SHAREHOLDERS

TO BE HELD

JANUARY 10, 2020

Dear Conversion Labs, Inc. Stockholder:

Conversion Labs, Inc. (together with all subsidiaries, the “Company”, “Conversion Labs”, “we”, “us” or “our”) will hold a Special Meeting of Shareholders (the “Meeting”). The Meeting will be held on January 10, 2020 at 10:00 a.m. Eastern Time at 800 Third Avenue, Suite 2800, New York, NY 10022, for the following purposes:

●	Grant discretionary authority to the Board, at any time or times for a period of up to twelve months from the date of the Meeting, to adopt an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split at a ratio of up to and including 1 for 5 (the “Reverse Stock Split”), in the Form of Certificate of Amendment to the Certificate of Incorporation of Conversion Labs, Inc. attached to this Proxy Statement as Annex A or conversely, to determine not to proceed with the reverse stock split; and

●	Approve an amendment to our Certificate of Incorporation to create blank check Preferred Stock, par value $0.0001 per share (the “Blank Check Preferred”), in one or more series as solely determined by our board of directors, and to have the voting powers, preferences and relative participation, optional and special rights and qualifications, limitations and restrictions thereof as solely determined by our board of directors as set forth in the Form of Certificate of Amendment to the Certificate of Incorporation of Conversion Labs, Inc. attached to this Proxy Statement as Annex B.

The holders of record of the Company’s common stock (“Common Stock”) at the close of business on November 18, 2019 are entitled to notice of and to vote at the Special Meeting with respect to the Reverse Stock Split and the creation of the Blank Check Preferred. The holders of record of at least a majority of the shares of Common Stock of the Company entitled to vote must be present in person or represented by proxy in order to hold the Special Meeting. Accordingly, it is important that your shares be represented at the meeting. Whether or not you plan to attend the Special Meeting, please complete the enclosed proxy card and sign, date and return it promptly in the enclosed postage-paid envelope. If you do plan to attend the Special Meeting in person, you may withdraw your proxy and vote personally on all matters brought before the Special Meeting. The Board of Directors recommends that you vote FOR the Reverse Stock Split and FOR the creation of the Blank Check Preferred.  This matter is more fully described in the Proxy Statement accompanying this Notice.

By Order of the Board of Directors,

Date: December 6, 2019	/s/ Justin Schreiber
Justin Schreiber
Chief Executive Officer

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON JANUARY 10, 2020.

Our proxy statement, which is enclosed with this mailing, is also available at www.proxyvote.com. You may vote your shares over the Internet or by mail. If you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. Instructions regarding the methods of voting are contained in the proxy card. Voting over the Internet or by mailing a proxy card will not limit your right to participate in the Special Meeting and vote your shares.

HOW TO CAST YOUR VOTE:
Internet	Mail
Go to www.proxyvote.com: You can use the Internet 24 hours a day, through January 9, 2020 at 11:59 PM Eastern Time, to transmit your voting instructions. Have your proxy card or Notice in hand when you access the web site and follow the instructions.	If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

CONVERSION LABS, INC.

800 THIRD AVENUE, SUITE 2800

NEW YORK, NY 10022

(866) 351-5907

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 10, 2020

GENERAL INFORMATION ABOUT THE PROXY

STATEMENT AND SPECIAL MEETING

GENERAL

This Proxy Statement is being furnished to the shareholders of Conversion Labs, Inc. in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at the Special Meeting of Shareholders to be held at 800 Third Avenue, Suite 2800, New York, NY 10022 on January 10, 2019, and at any and all adjournments or postponements thereof (the “Special Meeting”) for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Accompanying this Proxy Statement is a proxy/voting instruction form (the “Proxy”) for the Special Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. It is contemplated that this Proxy Statement and the accompanying form of Proxy will be first mailed to Conversion Labs’ shareholders on or about December __, 2019

VOTING SECURITIES

Only shareholders of record as of the close of business on November 18, 2019 (the “Record Date”) will be entitled to vote at the Special Meeting and any adjournment or postponement thereof. As of November 18, 2019, there were 53,404,045 shares of common stock (“Common Stock”), issued and outstanding and entitled to vote, representing approximately 317 active holders of record, with each share of Common Stock entitled to one vote.  Shareholders may vote in person or by proxy. The presence in person or by proxy of the holders of a majority of the total voting power of the issued and outstanding Common Stock is necessary to constitute a quorum at this meeting. In the absence of a quorum at the meeting, the meeting may be postponed or adjourned from time to time without notice, other than announcement at the meeting, until a quorum is formed. The enclosed Proxy reflects the number of shares that you are entitled to vote.

The affirmative vote of a majority of the votes cast by the shares of Common Stock shares present at the meeting, in person or by proxy, and entitled to vote is required to approve the Reverse Stock Split and the creation of the Blank Check Preferred (together the “Actions”).

Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented.  For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting, only those votes cast “FOR” or “AGAINST” are included. However, if a proxy is signed but no specification is given, the shares will be voted “FOR” the Reverse Stock Split and the creation of the Blank Check Preferred. Abstentions are counted as “shares present” at the meeting for purposes of determining the presence of a quorum, while broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are not considered “shares present” with respect to any matter. Abstentions will operate in the same manner as a vote against such proposal.

Shareholders List

For a period of at least ten days prior to the Special Meeting, a complete list of shareholders entitled to vote at the Special Meeting will be available at the principal executive offices of the Company located at 800 Third Avenue, Suite 2800, New York, NY 10022 so that shareholders of record may inspect the list only for proper purposes.

VOTING OF PROXIES

All valid proxies received prior to the Special Meeting will be voted.  The Board of Directors recommends that you vote by proxy even if you plan to attend the Special Meeting.  To vote by proxy, you must fill out the enclosed proxy card, sign and date it, and return it in the enclosed postage-paid envelope or go to www.proxyvote.com to place your vote online.  Voting by proxy will not limit your right to vote at the Special Meeting if you attend the Special Meeting and vote in person.  However, if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor, from the holder of record to be able to vote at the Special Meeting.

If you are a shareholder of record, you may vote by one of the following methods without attending the Special Meeting:

●	By Internet: you may vote over the Internet at www.proxyvote.com by following the instructions on the proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on January 9, 2020.

●	By Mail: you may authorize your proxy by completing, signing and dating your proxy card and returning it in the reply envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you are a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee.

REVOCABILITY OF PROXIES

All Proxies which are properly completed, signed and returned prior to the Special Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices located at 800 Third Avenue, Suite 2800, New York, NY 10022, a written notice of revocation or a duly-executed Proxy bearing a later date or by attending the Special Meeting and voting in person.

DISSENTER’S RIGHTS

Holders of our voting securities do not have dissenter’s rights under Delaware law in connection with the proposals contemplated by this Proxy.

REQUIRED VOTE

Assuming the presence of a quorum at the Special Meeting:

The affirmative vote of a majority of the votes cast by the shares of Common Stock shares present at the meeting, in person or by proxy, and entitled to vote is required to approve the Actions.

EXPENSES OF SOLICITATION

The Company will pay the cost of preparing, assembling and mailing this proxy-soliciting material, and all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

PRINCIPAL SHAREHOLDERS

The following sets forth information as of November 18, 2019 (the “Determination Date”), regarding the number of shares of our common stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding common stock, (ii) each of our directors and named executive officer and (iii) all of our directors and named executive officer as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of the Determination Date, through the exercise of any option, warrant or similar right (such instruments being deemed to be “presently exercisable”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of presently exercisable options and warrants are considered to be outstanding. These shares, however, are not considered outstanding as of the Determination Date when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table, and subject to state community property laws where applicable, all beneficial owners named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 53,404,045 shares of common stock outstanding as of the Determination Date. Unless otherwise indicated, the address of each of the shareholders listed below is: c/o Conversion Labs, Inc., 800 Third Avenue, Suite 2800, New York, NY 10022.

Security Ownership of 5% or greater Beneficial Owners

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent(1)
Mark McLaughlin(3)	6,080,100	11.39%

Security Ownership of Directors and Executive Officers

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent(1)
Justin Schreiber(2)	10,388,916	19.45%
Stefan Galluppi(4)	3,654,867	6.84%
Anthony G. Bruzzese, M.D.(5)	1,550,133	2.90%
John R. Strawn(6)	2,415,000	4.52%
Joseph DiTrolio, M.D.(7)	1,010,000	1.89%
Michael Borenstein, M.D.(8)	426,086	0.80%
Happy David Walters (10)	425,000	0.80%
Bertrand Velge (11)	2,173,914	4.07%
Juan Manuel Piñeiro Dagnery(9)	325,000	0.61%
Directors & Executive Officers as a Group (9 persons)	22,368,736	41.89%

Notes:

(1)	Percentage of ownership is based on 53,404,045 shares of our common stock outstanding as of November 18, 2019.

(2)	Consists of (i) 9,479,310 common shares held by JOJ Holdings, LLC, (ii) warrants to purchase 659,606 ordinary shares issuable upon exercise of outstanding warrants at a price of $0.(we lowered exercise price of these warrants) per share held by JOJ Holdings, LLC, (iii) 250,000 ordinary shares issuable upon exercise of outstanding options at a price of $0.40 per share. Mr. Schreiber has sole voting and dispositive power over all shares and warrants held of record by JOJ Holdings, LLC.

(3)	Consists of (i) 2,342,100 common shares held, (ii) 1,448,000 ordinary shares issuable upon exercise of outstanding options at a price of $0.20 per share, (iii) 1,000,000 ordinary shares issuable upon exercise of outstanding options at a price of $0.40 per share, (iv) 250,000 ordinary shares issuable upon exercise of outstanding options at a price of $0.35 per share, and (v) 1,040,000 shares held of record by McLaughlin International, Inc. Mr. McLaughlin has sole voting and dispositive power over all shares and warrants held of record by McLaughlin International, Inc.

(4)	Consists of (i) 3,650,000 common shares held by American Nutra Tech, LLC, a company that Mr. Galluppi has sole voting and dispositive power and (ii) 4,687 shares held by Mr. Galluppi.

(5)	Consists of (i) 640,133 common shares, (ii) 560,000 ordinary shares issuable upon exercise of outstanding options at a price of $0.20 per share, (iii) 100,000 ordinary shares issuable upon exercise of outstanding options at a price of $0.35 per share and (iv) 250,000 ordinary shares issuable upon exercise of outstanding options at a price of $0.40 per share.

(6)	Consists of (i) 15,000 common shares held by John Strawn, Jr., (ii) 300,000 common shares held by Strawn Pickens LLP over which Mr. Strawn has shared voting and dispositive power, (iii) 1,000,000 ordinary shares issuable upon exercise of outstanding options at a price of $0.20 per share, (iv) 1,000,000 ordinary shares issuable upon exercise of outstanding options at a price of $0.40 per share, and (v) 100,000 ordinary shares issuable upon exercise of outstanding options at a price $0.35.

(7)	Consists of (i) 82,500 common shares, (ii) 702,500 ordinary shares issuable upon exercise of outstanding options at a price of $0.20 per share, (iii) 100,000 of ordinary shares issuable upon exercise of outstanding options at a price of $0.35 per share, and (iv) 125,000 ordinary shares issuable upon exercise of outstanding options at a price of $0.40 per share.

(8)	Consists of (i) 217,390 common shares held by Pilaris Laboratories, LLC, (ii) 108,696 ordinary shares issuable upon exercise of outstanding warrants at a price of $0.40 per share held by Pilaris Laboratories, LLC, and (iii) 100,000 ordinary shares issuable upon exercise of outstanding options at a price of $0.35 per share. Mr. Bornstein is the holder of a 50% equity interest in Pilaris Laboratories, LLC.

(9)	Consists of 500,000 ordinary shares issuable upon exercise of outstanding options at a price of $0.40 per share.

(10)	Consists of 425,000 common shares held by Happy David Walters.

(11)	Consists of (i) 1,086,957 common shares and (ii) warrants to purchase 1,086,957 ordinary shares issuable upon exercise of outstanding warrants at a price of $0.28 per share held by Bertrand Velge.

We are not aware of any arrangements that could result in a change in control of the Company.

PROPOSAL NO.1

AT ANY TIME OR TIMES FOR A PERIOD OF UP TO TWELVE MONTHS FROM THE DATE OF THE MEETING, TO ADOPT AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), TO EFFECT A REVERSE STOCK SPLIT AT A RATIO OF UP TO AND INCLUDING 1 FOR 5, OR CONVERSELY, TO DETERMINE NOT TO PROCEED WITH THE REVERSE STOCK SPLIT

Our Board of Directors has unanimously approved and declared advisable an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split of all issued and outstanding shares of our Common Stock, in a ratio of up to and including 1 for 5, in order to, among other things, assist the Company with the application to list its Common Stock onto a national securities exchange (NYSE, NYSE American or NASDAQ) which the Company intends to file in the future. The precise ratio of the proposed reverse stock split shall be a whole number within this range, determined in the sole discretion of our Board of Directors. By approving this proposal, stockholders will give our Board of Directors authority, but not the obligation, to effect the reverse stock split and full discretion to approve the ratio at which shares of Common Stock will be automatically reclassified up to and including a ratio of 1 for 5. Our Board of Directors believes that providing our Board of Directors with this grant of authority with respect to setting the reverse split ratio, rather than approval of a pre-determined reverse stock split ratio, will give our Board of Directors the flexibility to set the ratio in accordance with current market conditions and, therefore, allow our Board of Directors to act in the best interests of the Company and our stockholders. The Form of Certificate of Amendment to the Certificate of Incorporation of the Company with respect to the Reverse Stock Split is attached to this Proxy Statement as Annex A.

In determining the ratio following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;

●	the number of shares of our Common Stock then outstanding, and the number of shares of Common Stock issuable upon exercise of options and warrants then outstanding;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

●	prevailing general market and economic conditions; and

●	the initial listing criteria of a national securities exchange such as the NYSE, NYSE American or NASDAQ.

If our stockholders approve this proposal and our Board of Directors does not otherwise abandon the amendment contemplating the reverse stock split, we will file a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) to effect the proposed Reverse Stock Split, in the form attached to this proxy statement as Appendix A. Our Board of Directors has approved and declared advisable the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation as set forth in the Certificate of Amendment, in the form attached to this proxy statement as Appendix A. If the proposed Reverse Stock Split is effected, then the number of issued and outstanding shares of our Common Stock would be reduced. Our Board of Directors has reserved the right to abandon the amendment at any time before the effectiveness of the Certificate of Amendment with the Delaware Secretary of State, even if the adoption of the amendment is approved by the stockholders. If the Certificate of Amendment is not filed with the Delaware Secretary of State prior to January 10, 2021, our Board of Directors will abandon the amendment and the Reverse Stock Split will not be effected. Thus, the Board of Directors, at its discretion, may cause the filing of the Certificate of Amendment (following stockholder approval) to effect the Reverse Stock Split or abandon the amendment and not effect the Reverse Stock Split if it determines that any such action is or is not in the best interests of our Company and stockholders.

Prior to filing the amendment to the Certificate of Amendment reflecting the Reverse Stock Split, we must first notify FINRA by filing an Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Reverse Stock Split.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

Purpose of Proposed Reverse Stock Split

In the future, we intend to submit an application to a national securities exchange (NYSE, NYSE American or NASDAQ) for “uplisting” of our Common Stock. Each such exchange has its own listing criteria. The Company is currently targeting the NASDAQ Capital Market which requires, among other criteria, an initial bid price of at least $4.00 per share and, following initial listing, maintenance of a continued price of at least $1.00 per share. On the Record Date, the sale price of our Common Stock on the OTCQB was $0.1646 per share. A decrease in the number of issued and outstanding shares of our Common Stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that our per share market price of our Common Stock remains above the required price. However, we cannot provide any assurance that (i) we will pursue a listing on the Nasdaq Capital Market, or any other national securities exchange or (ii) even if we do, our minimum bid price would remain over the minimum bid price requirement of the Nasdaq Capital Market or any other such national securities exchange following the Reverse Stock Split.

In the interim, we intend to list our securities on the OTCQX market. In addition to heightened governance requirements and financial requirements of listing, the minimum bid price for the OTCQX is $0.25, We believe that listing on the OTCQX will create additional liquidity and provide additional value to our shareholders while we work towards listing on national exchange.

In addition, an increase in the per share trading value of our Common Stock would be beneficial to us because it would:

●	improve the perception of our Common Stock as an investment security;

●	reset our stock price to more normalized trading levels in the face of potentially extended market dislocation;

●	appeal to a broader range of investors to generate greater investor interest in us; and

●	reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

Potential Effects of the Proposed Reverse Stock Split

If this proposal is approved and the Reverse Stock Split is effected, the Reverse Stock Split will be realized in the same ratio for all of our issued and outstanding shares of Common Stock. The immediate effect of a reverse stock split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock.

However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s Common Stock following a reverse stock split declines, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment). We cannot assure you that the trading price of our Common Stock after the Reverse Stock Split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the Reverse Stock Split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

The following charts depict the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split based on the following ratios: 1 for 5; 1 for 3; and 1 for 2 (the post-split shares of Common Stock may differ slightly based on the number of fractional shares and the ratio as determined by the Board):

Pre-Reverse Stock Split

1-for-5

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
100,000,000	53,404,045	46,595,955

Post-Reverse Stock Split

1-for-5

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
100,000,000	10,680,809	89,319,191

Pre-Reverse Stock Split

1-for-3

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
100,000,000	53,404,045	46,595,955

Post-Reverse Stock Split

1-for-3

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
100,000,000	17,801,348	82,198,652

Pre-Reverse Stock Split

1-for-2

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
100,000,000	53,404,045	46,595,955

Post-Reverse Stock Split

1-for-2

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
100,000,000	26,702,023	73,297,978

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders. If we implement the Reverse Stock Split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the appropriate ratio and then rounding down to the nearest whole share. No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive a certificate representing the number of shares they would otherwise be entitled to rounded up to the next whole share. The Reverse Stock Split would not affect any stockholder’s percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

Effect on Restricted Stock Units, Stock Options, Warrants. In addition, we would adjust all outstanding shares of any restricted stock units, stock options and warrants entitling the holders to purchase shares of our Common Stock as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each security, and would increase the exercise price in accordance with the terms of each security based on the ratio, as determine by the Board, of the Reverse Stock Split (i.e., If a ratio of 1 for 5 is used, the number of shares issuable under such securities would decrease by 80%, and the exercise price per share would be multiplied by 5, respectively).

Other Effects on Issued and Outstanding Shares. If we implement the Reverse Stock Split, the rights pertaining to the issued and outstanding shares of our Common Stock would be unchanged after the Reverse Stock Split. Each share of our Common Stock issued following the Reverse Stock Split would be fully paid and nonassessable.

The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 5 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for shares of Common Stock with the new CUSIP number by following the procedures described below. However, until such exchange is made, the old stock certificates will automatically represent the new, post-split number of shares. After the Reverse Stock Split, we will continue to file periodic reports and comply with other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Authorized Shares of Stock

The Reverse Stock Split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock. We will not change the number of shares of Common Stock currently authorized. However, upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the Reverse Stock Split.

As of the Record Date, we had 100,000,000 shares of authorized Common Stock, of which 53,404,045 shares of Common Stock, par value $0.01 per share, were issued and outstanding. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted.

We will reserve for issuance any authorized but unissued shares of Common Stock that would be made available as a result of the proposed Reverse Stock Split.

We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares of Common Stock that will be available following the Reverse Stock Split.

Procedure for Effecting the Proposed Reverse Stock Split and Exchange of Stock Certificates

If stockholders approve this proposal and our Board of Directors does not otherwise abandon the amendment contemplating the Reverse Stock Split, we will file with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation, in the form attached to this proxy statement as Appendix B. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time.” Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

Upon the Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following the Reverse Stock Split, stockholders holding physical certificates must exchange those certificates for new certificates, which will be entitled to be rounded up to the next whole share in lieu of any fractional shares.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

No Issuance of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive a certificate representing the number of shares they would otherwise be entitled to rounded up to the next whole share.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Certificate of Incorporation, as amended, or our Amended and Restated bylaws with respect to the Reverse Stock Split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

The par value of our Common Stock will remain unchanged at $0.01 per share after the Reverse Stock Split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Potential Anti-Takeover Effect

Securities and Exchange Commission (“SEC”) rules require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of the proposal. A relative increase in the number of authorized but unissued shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized shares. A relative increase in our authorized but unissued shares of Common Stock could potentially deter takeovers, including takeovers that our Board of Directors determines are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. Our Board of Directors is not aware of any attempt to take control of our business and has not considered the Reverse Stock Split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of Common Stock that would become newly available for issuance as a result of the Reverse Stock Split.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following is a summary of important tax considerations of the Reverse Stock Split. It addresses only shareholders who hold the pre-Reverse Stock Split shares and post- Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Code, shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. Current tax law may change, possibly even retroactively. This summary does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as reorganization, a shareholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post- Reverse Stock Split shares. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

A holder of the pre-Reverse Stock Split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre- Reverse Stock Split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-Reverse Stock Split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Board Discretion to Implement the Reverse Stock Split

Our Board of Directors has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, even if the adoption of the amendment is approved by the stockholders.

Required Vote

Assuming the presence of a quorum at the Special Meeting:

The affirmative vote of a majority of the votes cast by the shares of Common Stock shares present at the meeting, in person or by proxy, and entitled to vote is required to approve the Reverse Stock Split.

Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented.  For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting, only those votes cast “FOR” or “AGAINST” are included. However, if a proxy is signed but no specification is given, the shares will be voted “FOR” the proposed name chance and amendment to the Certificate of Incorporation.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” Proposal No. 1.

PROPOSAL NO.2

TO ADOPT AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), TO AUTHORIZE THE CREATION OF BLANK CHECK PREFERRED STOCK

The Board of Directors has adopted a resolution approving and recommending to our stockholders for their approval, a proposed certificate of amendment to the Company’s Certificate of Incorporation to authorize five million (5,000,000) shares of blank check preferred stock (the “Blank Check Preferred Stock Authorization”). As of the Record Date, the Company had no preferred stock authorized for issuance. The Form of Certificate of Amendment to the Certificate of Incorporation of the Company with respect to the creation of the Blank Check Preferred is attached to this Proxy Statement as Annex B (the “Preferred Stock Amendment”).

The effect of the adoption of Proposal 2 would be to grant the Board of Directors the authority to issue shares of preferred stock in one or more series, with such rights, preferences and designations, as it deems necessary or advisable without any additional action by the Company’s stockholders, unless otherwise required by law or by the rules and policies of NASDAQ or any other quotation system or exchange upon which the shares of Common Stock of the Company are listed and trade. With regard to such proposed Blank Check Preferred, the Board of Directors’ authority to determine the terms of any such shares of preferred stock would include, but not be limited to: (i) the designation of each class or series and the number of shares that will constitute each such class or series; (ii) the dividend rate for each class or series; (iii) the price at which, and the terms and conditions on which, the shares of each class or series may be redeemed, if such shares are redeemable; (iv) the terms and conditions, if any, upon which shares of each class or series may be converted into shares of other classes or series of shares of the Company, or other securities; and (v) the voting rights for each class or series. Shares of preferred stock that are issued by the Company and subsequently redeemed or converted into another security of the Company would be available to be reissued by the Company, and the Board of Directors may set the terms of the reissued shares as they deem appropriate, in the same manner, and subject to the same limitations, as the authorized preferred shares permit.

The Board of Directors believes, that approval of Proposal 2 will provide the flexibility to take advantage of opportunities as they arise and will improve the Company’s ability to attract investment capital as various series of preferred stock may be customized to meet the needs or any particular transactions or market conditions. Specifically, in connection with the Board’s adoption of a resolution approving and recommending our stockholders approve the creation of Blank Check Preferred, our Board unanimously approved, subject to shareholder approval of the Blank Check Preferred Stock Authorization, a series of 13% cumulative perpetual redeemable preferred stock. The Company intends to designate two million (2,000,000) shares of the Blank Check Preferred Stock as 13% Series A Cumulative Perpetual Redeemable Preferred Stock (“Series A Preferred Stock”) and engage in a registered offering thereof. There are, however, no definitive documents for the sale of the Series A Preferred Stock at this time and no assurances can be made that any such registered offering or sale of the Series A Preferred will take place.

The Series A Preferred Stock shall have the voting powers, preferences and relative participation, optional and special rights and qualifications, limitations and restrictions thereof as set forth in the Preferred Stock Amendment, attached to this Proxy Statement as Annex B. The Board believes that the attractive yield and the lack of dilution to the holders of the Company’s Common Stock will make the Series A Preferred Stock an effective financing tool with appeal to persons seeking to invest in the Company’s long-term viability and success.

The Board of Directors has adopted a resolution seeking the Blank Check Preferred Stock Authorization. To effect the Blank Check Preferred Stock Authorization as proposed, the Company will file an amendment to our Certificate of Incorporation, as set forth in Annex B, with the Secretary of State of Delaware which will provide that the Board shall have the ability issue five million (5,000,000) shares of preferred stock in one or more series, with such rights, preferences and designations, as it deems necessary or advisable without any additional action by the Company’s stockholders.

Certain Disadvantages of the Blank Check Preferred Stock Authorization

If Proposal 2 is approved, the availability of undesignated Blank Check Preferred may have certain negative effects on the rights of holders of the Common Stock. The actual effect of the issuance of any shares of preferred stock upon the rights of holders of Common Stock cannot be stated until the Board of Directors determines the specific rights of the holders of such preferred stock. With regard to any proposed new class of Blank Check Preferred, the Board of Directors’ authority to determine the terms of any such shares of preferred stock would include, but not be limited to, (i) the designation of each class or series and the number of shares that will constitute each such class or series; (ii) the dividend rate for each class or series; (iii) the price at which, and the terms and conditions on which, the shares of each class or series may be redeemed, if such shares are redeemable; (iv) the terms and conditions, if any, upon which shares of each class or series may be converted into shares of other classes or series of shares of the Company or other securities; and (v) the voting rights for each class or series. The proposed amendment will permit the Board of Directors, without future stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which are superior to and could adversely affect the voting power or other rights of the holders of our Common Stock. Specifically, the Board will be in a position to issue securities which would grant to the holders thereof, preferences or priorities over the holders of Common Stock with respect to, among other things, liquidation, dividends and voting. This could result in holders of Common Stock receiving less in the event of a liquidation, dissolution or other winding up of the Company, reduce the amount of funds, if any, available for dividends on Common Stock, and dilute the voting power of the holders of our Common Stock.

Shares of preferred stock that are issued by the Company and subsequently redeemed or converted into another security of the Company would be available to be reissued by the Company and the Board of Directors may set the terms of the reissued shares as they deem appropriate, in the same manner, and subject to the same limitations, as the authorized preferred shares permit.

Principal Effects of the Blank Check Preferred Stock Authorization

If our stockholders approve this Proposal 2 to effect the Blank Check Preferred Stock Authorization, the Blank Check Preferred Stock Authorization will enable the Company to utilize such shares for general corporate purposes, including, without limitation, capital raising, merger and acquisition opportunities, the issuance of stock dividends or stock splits, and other general corporate purposes. The Blank Check Preferred Stock Authorization, in and of itself, will not affect any stockholder’s percentage ownership interests in our company. We will continue to be subject to the periodic reporting requirements of the Exchange Act, as amended.

Procedure for Effecting the Blank Check Preferred Stock Authorization

In order to effect the Blank Check Preferred Stock Authorization, we will file an amendment to our Certificate of Incorporation with the Secretary of State of Delaware to amend our existing Certificate of Incorporation. The Blank Check Preferred Stock Authorization will become effective at the time specified in the amendment. The text of the amendment to effect the Blank Check Preferred Stock Authorization will be in substantially the form attached hereto as Annex B; provided , however , that the form of amendment attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of Delaware and as the Board of Directors deems necessary and advisable to effect the Blank Check Preferred Stock Authorization. As soon as practicable our stockholders will be notified that the Blank Check Preferred Stock Authorization has been effected.

Anti-Takeover Effects

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any proposal that may be used as an anti-takeover device. The Blank Check Preferred could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. For example, the Board of Directors could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of the Common Stock or with rights and preferences that include special voting rights to veto a change in control. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders. Please note that the creation of the Blank Check Preferred has not been proposed by the Board of Director for an anti-takeover related purpose and the Board of Directors has no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of our voting stock.

Potential Consequences if Stockholder Approval is Obtained

This Proposal would enable the Company to create and utilize the issuance Blank Check Preferred shares for general corporate purposes, including, without limitation, capital raising, merger and acquisition opportunities, the issuance of stock dividends or stock splits, and other general corporate purposes. The availability of undesignated Blank Check Preferred may have certain negative effects on the rights of the holders of our Common Stock. The actual effect of the issuance of any shares of Blank Check Preferred upon the rights of holders of Common Stock cannot be stated until the Board determines the specific rights of the holders of such Blank Check Preferred.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Certificate of Incorporation, as amended, or our Amended and Restated bylaws with respect to the creation of the Blank Check Preferred.

Financial Information

Our audited consolidated financial statements and accompanying notes filed with our Annual Report on Form 10-K for the year ended December 31, 2018 (our “Annual Reports”), and any other report filed prior to the date of your consent, are incorporated herein by reference.

Item 7 of Part II of our Annual Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

Effectiveness of the Certificate of Incorporation Amendment

If the proposed Certificate of Incorporation Amendment, included as Annex B to this Proxy Statement, is adopted, we will promptly file the Certificate of Incorporation Amendment with the Delaware Secretary of State, and the Certificate of Incorporation Amendment will become effective upon such filing.

Required Vote

Assuming the presence of a quorum at the Special Meeting:

The affirmative vote of a majority of the votes cast by the shares of Common Stock shares present at the meeting, in person or by proxy, and entitled to vote is required to approve the Actions.

Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented.  For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting, only those votes cast “FOR” or “AGAINST” are included. However, if a proxy is signed but no specification is given, the shares will be voted “FOR” the proposed name chance and amendment to the Certificate of Incorporation.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” Proposal No. 2.

STOCKHOLDERS’ PROPOSALS

Pursuant to our Bylaws, because this is a special meeting of stockholders and we are not electing directors, our stockholders may not propose business to be brought at the Meeting.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one (1) copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy statement to you if you call or write us at the following address or phone number: Conversion Labs, Inc., 800 Third Avenue, Suite 2800, New York, NY 10022 (866) 351-5907. If you want to receive separate copies of the proxy statement (and any other documents sent therewith) in the future or if you are receiving multiple copies and would like to receive only one (1) copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. Our officers and selected employees may solicit proxies from stockholders. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR SEC REPORTS TO EACH OF OUR STOCKHOLDERS OF RECORD ON THE RECORD DATE AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR SECRETARY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC. The Company files reports and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (also known as “EDGAR”). Copies of such filings may also be obtained by writing to the Company at 800 Third Avenue, Suite 2800, New York, NY 10022.

FORWARD-LOOKING STATEMENTS

This Information Statement and the documents to which we refer you in this Information Statement may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Information Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this Information Statement are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made. Any and all such forward-looking statements are as of the date of this Information Statement. We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are available to the public at the SEC’s website at www.sec.gov. For additional information, please see the section titled “Where You Can Obtain Additional Information” above.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE OR VOTE VIA TELEPHONE OR THE INTERNET. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

/s/ Justin Schreiber
Justin Schreiber
Chief Executive Officer

New York, NY

December 6, 2019

Annex A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

CONVERSION LABS, INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That by unanimous written consent of the Board of Directors of Conversion Labs, Inc., in lieu of a meeting, in accordance with Section 141 of the General Corporation Law of the State of Delaware, a resolution was duly adopted setting forth the proposed amendment of the Certificate of Incorporation (the “Certificate of Incorporation”) of said corporation, declaring said amendment to be advisable and calling for the stockholders of said corporation to approve said amendment at a duly called Special Meeting of Stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article IV of the Certificate of Incorporation is hereby amended by adding the following paragraph to succeed the first paragraph of such article and to precede the second paragraph of such article:

“Effective as of the close of business, Eastern Time, on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each __ (__) outstanding shares of the Corporation’s Common Stock, par value $0.01 per share, shall automatically and without any action on the part of the respective holders thereof be exchanged and combined into one (1) share of Common Stock, par value $0.01 per share. At the Effective Time, there shall be no change in the number of authorized shares that the Corporation shall have the authority to issue. No fractional shares shall be issued in connection with the exchange. In lieu thereof, any person who holds a fraction of one (1) share of Common Stock after the exchange shall be entitled to receive a certificate representing the number of shares they would otherwise be entitled to rounded up to the next whole share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by applicable law were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __ day of ___, 20__.

Conversion Labs, Inc.

By:		/s/
Name:
Title:

A-2

Annex B

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

CONVERSION LABS, INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That by unanimous written consent of the Board of Directors of Conversion Labs, Inc., in lieu of a meeting, in accordance with Section 141 of the General Corporation Law of the State of Delaware, a resolution was duly adopted setting forth the proposed amendment of the Certificate of Incorporation (the “Certificate of Incorporation”) of said corporation, declaring said amendment to be advisable and calling for the stockholders of said corporation to approve said amendment at a duly called Special Meeting of Stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article IV thereof so that, as amended, said Article shall be and read as follows:

ARTICLE IV

CAPITAL STOCK

The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.01 per share (“Common Stock”) and Preferred Stock, par value $0.01 per share (“Preferred Stock”). The total number of shares of Common Stock that the Corporation shall have authority to issue is one hundred million (100,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is five million (5,000,000). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware and the DGCL. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Two Million (2,000,000) shares of the Preferred Stock shall be designated as 13% Cumulative Redeemable Perpetual Series A Preferred Stock (“Series A Preferred Stock”). Except as otherwise provided in this Certificate of Incorporation or by law, each holder of Common Stock shall be entitled to one vote for each share held. No stockholder shall have the right to cumulate his votes for the election of directors, but each holder of Common Stock shall be entitled to one vote in the election of each director for each share held. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interest.

The Series A Preferred Stock shall have the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

1. Designation and Amount. The shares of Series A Preferred Stock shall be designated as “13% Series A Cumulative Redeemable Perpetual Preferred Stock” and the number of shares constituting such series shall be 2,000,000 shares. The Series A Preferred Stock shall have a stated value of $25 per share.

2. No Maturity, Sinking Fund, Mandatory Redemption. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Corporation decides to redeem or otherwise repurchase the Series A Preferred Stock. The Corporation is not required to set aside funds to redeem the Series A Preferred Stock.

3. Ranking. The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (i) senior to all classes or series of the Corporation’s Common Stock, par value $0.01 per share (“Common Stock”), and to all other equity securities issued by the Corporation other than equity securities referred to in clauses (ii) and (iii) of this Section 3; (ii) on parity with all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; (iii) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) of the Corporation and to any indebtedness and other liabilities of (as well as any preferred equity interest held by others in) existing subsidiaries of the Corporation. The term “equity securities” shall not include convertible debt securities.

4. Dividends.

(a) Holders of shares of the Series A Preferred Stock (“Preferred A Holders”) are entitled to receive, cumulative cash dividends at the rate of 13% on Stated Value per share per annum (equivalent to $3.25 per annum per share). Commencing on the date of the issuance of Series A Preferred Stock (as applicable, the “Issue Date”), dividends shall accrue on the Series A Preferred Stock daily and such accrual shall be cumulative from, and including, the applicable Issue Date, and shall be payable quarterly in arrears on the 15th day of the first month of each quarter (each, a “Dividend Payment Date”) to the Preferred A Holders as they appear on the stock records of the Corporation at the close of business on the last day of the preceding quarter, whether or not a Business Day (each, a “Dividend Record Date”); provided, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day. Dividends payable on the Series A Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that for partial dividend periods, dividend payments will be pro-rated, unless otherwise provided in the applicable securities offering and sale documents. The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including, such Dividend Payment Date. The Company will deliver into escrow, for release to the Preferred A Holders as required in accordance with the terms and conditions hereof, the amount equal to three years’ worth of dividends payments, or $9.75 per share of Series A Preferred purchased.

(b) No dividends on shares of Series A Preferred Stock shall be authorized by the Board of Directors, or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

(c) Notwithstanding anything to the contrary contained herein, dividends on the Series A Preferred Stock will accumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board of Directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and Preferred A Holders will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a). Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series A Preferred Stock.

(d) Except as provided in Section 4(e), unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, (i) no dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution, or winding up) shall be declared or paid or set aside for payment upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up, (ii) no other distribution shall be declared or made upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, and (iii) any shares of Common Stock and Preferred Stock that the Corporation may issue ranking junior to, or on a parity with the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation that it may issue ranking junior to the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up).

(e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and upon the shares of any other series of Preferred Stock that the Corporation may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of Preferred Stock that the Corporation may issue ranking on parity as to the payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of Preferred Stock that the Corporation may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of Preferred Stock that the Corporation may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

(f) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

5. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Preferred A Holders will be entitled to be paid out of the assets the Corporation has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Corporation it may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25 per share plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that it may issue that ranks junior to the Series A Preferred Stock as to liquidation rights. The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Preferred Stock immediately prior to such event is the same immediately after giving effect to such event.

(b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation that it may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the Preferred A Holders and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Preferred A Holders will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than thirty (30) days and no more than sixty (60) days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the Preferred A Holders will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other entity with or into the Corporation, or the sale, lease, transfer or conveyance of all or substantially all of the property or business the Corporation, shall not be deemed a liquidation, dissolution or winding up of the Corporation.

6. Redemption.

(a) Optional Redemption Right. The Corporation may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price in the amount of the Stated Value per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If the Corporation elects to redeem any shares of Series A Preferred Stock as described in this Section 6(a).

(b) Special Optional Redemption Right. Upon the occurrence of a Change of Control, the Corporation may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within one hundred twenty (120) days after notice of such Change of Control, for cash at a redemption price in the amount of the Stated Value per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

(c) A “Change of Control” is deemed to occur when, after the date of closing of the issuance of the shares of Series A Preferred Stock, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

(d) In the event the Corporation elects to redeem Series A Preferred Stock, the notice of redemption will be mailed by the Corporation, postage prepaid, or sent via e-mail, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on the stock transfer records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; (vi) whether such redemption is being made pursuant to Section 6(b) or Section 6(c); and (vii) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control. If less than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

(e) Preferred A Holders to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

(f) If notice of redemption of any shares of Series A Preferred Stock has been given and if the Corporation irrevocably sets aside the funds necessary for redemption in trust for the benefit of the Preferred A Holders so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

(g) If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next Business Day.

(h) If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method the Corporation shall determine.

(i) In connection with any redemption of Series A Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided in this Section 6(j), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.

(k) Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for its capital stock ranking junior to the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

7. No Conversion Rights; Exempt Issuance;

(a) The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

(b) “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of first issuance of shares of Series A Preferred Stock, provided that such securities have not been amended since the date of such first issuance of shares of Series A Preferred Stock, to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) with the prior written consent of the Holders of a majority of the then-outstanding shares of Series A Preferred Stock, up to an amount of Common Stock as agreed upon by such majority Holders and the Company.

8. Voting Rights.

(a) Preferred A Holders will not have any voting rights, except as set forth in this Section 8 or as otherwise required by law. On each matter on which Preferred A Holders are entitled to vote as a separate class, each share of Series A Preferred Stock will be entitled to one vote.

(b) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter, repeal or replace the Certificate of Incorporation, including by way of merger, consolidation or otherwise in which the Corporation may or may not be the surviving entity, so as to materially and adversely affect and deprive Preferred A Holders of any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “Event”). An increase in the amount of the authorized Preferred Stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of Preferred Stock that the Corporation may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(c) Notwithstanding Section 8(b)(ii) above, if any Event set forth in Section 8(b)(ii) above materially and adversely affects any right, preference, privilege or voting power of the Series A Preferred Stock but not all series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class), given in person or by proxy, either in writing or at a meeting, shall be required in lieu of the vote or consent that would otherwise be required by Section 8(b)(ii).

(d) The voting rights provided for in this Section 8 will not apply if, at or prior to the time when the act with respect to which voting by Preferred A Holders would otherwise be required pursuant to this Section 8 shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to Section 6.

(e) Except as expressly stated in this Section 8 or as may be required by applicable law, the Series A Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

9. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation will use its best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all Preferred A Holders, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required).

10. No Preemptive Rights. No Preferred A Holders will, as Preferred A Holders, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation.

11. Record Holders. The Corporation and the transfer agent for the Series A Preferred Stock may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, stockholders of said corporation holding the necessary number of shares as required by statute approved the said amendment at a special meeting of shareholders.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __ day of ___, 20__.

Conversion Labs, Inc.

By:		/s/
Name:
Title:

☐FOLD AND DETACH HERE AND READ THE REVERSE SIDE☐

PROXY

CONVERSION LABS, INC.

SPECIAL MEETING OF SHAREHOLDERS — January 10, 2020

The undersigned shareholder of Conversion Labs, Inc. (the “Company”) hereby appoints Justin Schreiber as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the Common Stock of the Company standing in the name of the undersigned at the close of business on November 18, 2019 at the Special Meeting of Shareholders of the Company to be held at 800 Third Avenue, Suite 2800, New York, NY 10022, at 10:00 AM Eastern Time on January 10, 2020, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting on the following matters.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE PROPOSALS LISTED BELOW UNLESS OTHERWISE INDICATED. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED BELOW.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
PROXY BY MAIL

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED BELOW.	Please mark boxes [*] or [X] in blue or black ink.	☒

FOR	AGAINST	ABSTAIN

1. Proposal: Authorizing the Company for a period of up to twelve months from the date of the Meeting, to adopt an amendment to the Company’s Certificate of Incorporation in the form of Annex A attached to the Proxy Statement to effect a reverse stock split in a ratio of up to and including 1 for 5, or to determine not to proceed with the reverse stock split

2. Proposal: Authorizing the Company, to adopt an amendment to the Company’s Certificate of Incorporation to authorize the creation of blank check preferred stock, par value $0.01 per share, to consist of five million (5,000,000) shares, in one or more series as solely determined by the Company’s board of directors, with such voting power, preferences and relative participation, optional and special rights and qualifications, limitations and restrictions thereof as the Company’s board of directors may, in its sole discretion, determine.

PROXY NUMBER:

ACCOUNT NUMBER:

Signature _________________________ Print Name ________________________ Signature ________________________
Print Name ________________________ DATED: _____________________,

SIGNATURE(S) should be exactly as name or names appear on this Proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

[Sign, date and return the Proxy Card promptly using the enclosed envelope.]